                                                                    EXHIBIT 10.1

                                MASTER AMENDMENT

                                to those certain

                          APRIL 1, 2005 LOAN DOCUMENTS

                                 by and between

            Stellar Technologies, Inc. and Trident Growth Fund, L.P.


This Master Amendment to that certain Loan Agreement and related Loan Documents originally entered into by and between Stellar Technologies, Inc., a Colorado corporation ("BORROWER"), and Trident Growth Fund, L.P., a Delaware limited partnership ("LENDER"), on April 1, 2005 (this "FIRST AMENDMENT") is made and entered into effective as of the 1st day of May 2006.

                              W I T N E S S E T H:

WHEREAS, on April 1, 2005, the parties entered into a Loan Agreement and Lender issued a 12% Secured Convertible Note (the "NOTE") whereby Lender agreed to loan to Borrower up to $1,600,000 (the "LOAN"), such Loan being secured by Borrower and secured and guaranteed jointly and severally by CompuSven, Inc., a Florida corporation, and Stellar Internet Monitoring, LLC, a Georgia limited liability company, in accordance with those certain Security Agreements and Guarantys entered into on the same day by such parties. The Loan Agreement, the Note, the Security Agreements, and the Guarantys are hereinafter collectively referred to as the "LOAN DOCUMENTS;" and

WHEREAS, Borrower has requested and Lender has agreed to extend the Termination (Maturity) Date of the Loan from April 30, 2006 to April 30, 2007, subject to earlier acceleration as stated in the Note and Loan Documents; and

WHEREAS, in accordance with the Loan and certain other transactions between Borrower and Lender, Lender holds the following warrants to purchase the Common Stock of Borrower, such warrants collectively hereinafter referred to as the "TRIDENT WARRANTS":

WARRANT NO.   DATE OF ISSUANCE       SHARES SUBJECT TO WARRANT   EXERCISE PRICE
-----------   ----------------       -------------------------   --------------

2003-3        09/16/03                 125,000                   $0.40
2005-1        04/01/05               1,125,000                   $1.00
2005-2        04/18/05                 100,000                   $0.40
2005-3        11/04/05                 250,000                   $0.40

WHEREAS, as a result of the anti-dilution provisions set forth in the Trident Warrants and the recent fundraise by the Borrower as well as Lender's agreement to extend the Termination Date of the Loan and cancel Warrant No. 2003-3: (i) the exercise prices of each of the Trident Warrants shall be reduced to $.40 per share; (ii) the anti-dilution provisions of the Note and Warrants shall be amended; (iii) the financial covenants and certain of the negative covenants included in the Note shall be deleted; and (iv) Borrower shall issue to Lender an additional warrant to purchase up to 1,745,000 shares of Borrower's Common Stock at an exercise price of $.40 per share.

NOW, THEREFORE, the parties have agreed to amend the Loan and the Loan Documents as follows:

1. Defined Terms. All capitalized terms set forth but not defined herein shall have the meaning ascribed to them in the Loan Agreement.

2. Amendments to the Note.

      a) Extension of Termination Date. Lender hereby agrees to extend the maturity date of the Note, subject to the acceleration provisions set forth therein, to April 30, 2007 and to amend subsection (ii) of the definition of Termination Date to evidence that the Note will mature upon the closing of any equity or convertible debt financing after May 19, 2006 equal to or in excess of $5,000,000, and accordingly, the Termination Date as defined in the Note and the Loan Documents generally is hereby amended to state that Borrower agrees and promises to repay to Lender the entire Loan Amount plus all interest and all other amounts due under the Note on or before the earlier of: (i) April 30, 2007; (ii) the closing by Borrower of convertible debt or equity financings after May 19, 2006 whereby the Borrower shall receive gross funding equal to or greater than $5,000,000; or (iii) the date of any Change of Control of the Borrower.

      b) Reduction of Conversion Price. The Conversion Price, as set forth in
Section 4(a) of the Note is hereby reduced from $1.00 to $.40, and accordingly, the Conversion Price, as defined in said Note and the Loan Documents generally, is hereby amended accordingly.

      c) Modification of Anti-dilution Provisions. Sections 4(a)(i) 4(a)(ii) of the Note are hereby deleted , the intent of which being the elimination of the full ratchet anti-dilution for below Conversion Price issuances of securities by the Borrower, provided the adjustments for stock splits, dividends, combinations, reverse splits, reclassification, and the like shall remain for the Note.

3. Amendments to the Trident Warrants.

      a) Modification of Anti-dilution Provisions. Sections IV.1, IV.2 and IV.3 of Trident Warrant No.'s 2005-1 and 2005-3 and Section 6(e) of Trident Warrant No. 2005-2 are hereby deleted, the intent of which being the elimination of the full ratchet anti-dilution for below Exercise Price issuances of securities by the Borrower, provided the adjustments for stock splits, dividends, combinations, reverse splits, reclassification, and the like shall remain for each such warrant;

      b) Reduction/Modification of Exercise Price. The Exercise Price set forth and applicable to each of the Trident Warrants is hereby modified, amended, and reduced to $.40 per share.

4. Additional Warrant Coverage. Borrower shall issue an additional Warrant to Lender in the form of Exhibit A hereto giving Lender the right to purchase an additional 1,745,000 shares of Common Stock at an exercise price of $.40 per share. As set forth in the Loan Agreement, Borrower and Lender agree that the aggregate value of the Warrant to be issued in accordance with this Agreement together with the Warrants previously issued in connection with the Loan Agreement is less than $1,000.

5. Amendments to the Loan Agreement.

      a) Extension of Termination Date. Section 1.42 of the Loan Agreement setting for the definition of Termination Date is hereby amended as set forth in
Section 2(a) of this Master Amendment.

      b) Deletion of Financial Covenants. Section 5.14 of the Loan Agreement is hereby deleted, the intent of which being the elimination of the financial covenants contained in the Loan Agreement.

      c) Modification of Covenants. Sections 6.2, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10 and 6.11 of the Loan Agreement are hereby deleted, the intent of which being the elimination of certain of the negative covenants contained in the Loan Agreement.

      d) Modification of Registration Rights. Section 9.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "9.1 Registration Rights.

              (a) The Borrower shall notify Lender in writing at least ten (10) days prior to the filing of any registration statement under the Securities Act for the purpose of registering securities of the Borrower, excluding registration statements on SEC Forms S-4, S-8 or any similar or successor forms, and upon Lender's request, will include the offer and sale of the Registrable Securities in such registration statement to the extent permitted by the underwriter, if any. If the Lender decides not to include all of the Registrable Securities in any registration statement thereafter filed by the Borrower, the Lender shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Borrower with respect to offerings of its securities, all upon the terms and conditions set forth herein.

              (b) Whenever required to include Registrable Securities in any registration or to effect the registration of any Registrable Securities pursuant to this Agreement, the Borrower shall, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its absolute best lawful efforts to cause such registration statement to become effective, and use its absolute best efforts to keep such registration statement effective until all such Registrable Securities have been distributed. In addition, the Borrower shall use its best lawful efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Lender, provided that the Borrower shall not be required in connection therewith or as a condition thereto to qualify as a broker-dealer in any states or jurisdictions or to do business or to file a general consent to service of process in any of such states or jurisdictions.

              (c) All expenses, other than underwriting discounts and commissions incurred in connection the registrations contemplated herein, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Borrower, and the reasonable fees and disbursements of counsel for the selling Lender, shall be borne by the Borrower.

              (d) Subject to the terms and conditions of this Agreement and the Convertible Note, the right to cause the Borrower to register Registrable Securities pursuant to this Agreement may be assigned by Lender to any transferee or assignee of such securities; provided that said transferee or assignee is a transferee or assignee of at least five percent (5%) of the Registrable Securities."

6. Representations and Warranties. Except as otherwise set forth on Exhibit B hereto, all of the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, and the Disclosure Schedules attached thereto have not changed in any material manner.

7. General Amendment to Loan Documents; Terms of Loan Agreement Unchanged. Except as set forth or contemplated herein, the remaining terms of the Loan Agreement shall remain in effect as set forth therein. Notwithstanding the foregoing, to the extent necessary, each Loan Document is hereby amended to reflect the amendments set forth in Sections 2, 3, 4, and 5 above.

8. Execution of Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

9. Further Assurances. Each party hereto agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

10. Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas without regard to its conflicts of law doctrine. Each of the parties hereto irrevocably consents to the jurisdiction of the federal and state courts located in Dallas County, the State of Texas.

      IN WITNESS WHEREOF, the Borrower, Lender, and Guarantors have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

    STELLAR TECHNOLOGIES, INC.               TRIDENT GROWTH FUND, LP

                                             By: TRIDENT MANAGEMENT, LLC, its
                                                   GENERAL PARTNER


By: /s/                                      By: /s/
    -----------------------------                -----------------------------
       Mark Sampson, CEO                         Scott Cook, Authorized Member


GUARANTORS:

COMPUSVEN, INC.


/s/
-----------------------------
By:
    -----------------------------
Its:
    -----------------------------


STELLAR INTERNET MONITORING, LLC


/s/
-----------------------------
By:
    -----------------------------
Its:
    -----------------------------


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                                    EXHIBIT A


                                [FORM OF WARRANT]

                                    EXHIBIT B

1. Section. 3.3 should state that there are 29,190,969 outstanding shares of common stock. Schedule 3.3 should include 113,205 shares of Series B Convertible Preferred Stock, warrants to purchase an additional 4,510,250 shares of common stock, and employee options to purchase 6,120,000 shares of common stock.

2. Section 3.5 should reference the Borrower's Form 10-QSB for the quarter ended December 31, 2005.